Synthesis Energy Systems, GE Packaged Power, ISTROENERGO and TUTEN Sign First LOI in Power Vertical Sector with Karachi Electric Supply Company

Proprietary Advanced Gasification Technology and Small-Scale Syngas Power Plant Represent Modular Solution to Global “Lights Out” Problem

HOUSTON, January 7, 2014 -- Synthesis Energy Systems, Inc. (SES) (NASDAQ: SYMX) today reported that, along with its small-scale power collaborators, GE Packaged Power, Inc., ISTROENERGO GROUP, Inc. (IEG) and TUTEN Ltd, the company has signed its first Letter of Intent (LOI) with Karachi Electric Supply Company (KESC). KESC is a large electric utility company in Karachi, Pakistan with over 2.3 GW of installed electric generating capacity. The exclusive LOI calls for a feasibility engineering and financial evaluation of a coal gasification power generation project with a capacity between 90 and 200 MW to be constructed near Karachi. The completed feasibility study will serve as the basis for further discussions and negotiations for a syngas power plant contract. Under the terms of the LOI, SES will supply its proprietary gasification technology and equipment for the project, as well as provide ongoing engineering, operations and technical support. IEG, a GE engineering, procurement, and construction (EPC) consortium partner based in Levice, Slovakia, intends to provide turnkey EPC services for the entire project. TUTEN will assist with the feasibility evaluation and project development. GE, the SES co-marketing partner in small-scale power, will supply power generation equipment and technical support.

“This is the first of several international power generation projects that we and our partners anticipate will deliver a critical commodity to areas that suffer from electric capacity shortfalls. We are pleased to be moving forward on this project for KESC with IEG, TUTEN and GE, all of whom are experienced in the Pakistan power generation segment,” said Robert Rigdon, SES President and CEO. “As evidenced by this LOI, Pakistan is identifying the need to utilize its indigenous lower cost fuels in a more cost effective and environmentally friendlier way to bring more reliable power to the country. Our advanced cleaner gasification technology converts these lower cost fuels to critical energy commodities such as electricity in a more affordable manner than through imported fossil fuels like diesel or LNG.”

“With our power vertical collaborators, IEG and TUTEN, and our co-marketing partner, GE, we look forward to bringing cleaner and more reliable electricity from abundant low-grade natural resources to meet the needs of Pakistan alongside progressive Karachi Electric Supply Company, with additional projects expected in the near future,” added Rigdon.

Key project milestones include identifying two to three suitable plant site locations and drafting the coal supply agreement. The initial scope of work also calls for a preliminary syngas plant design, including the plot plan, mechanical flow diagram, equipment configuration and fuel handling system; an interconnect study; preliminary construction schedule, coal testing and coal supply logistics.

“IEG is one of the market leaders in building new power producing units designed for conversion of fossil fuels to electric and thermal energy. We are excited about this collaboration and the potential to implement Synthesis Energy Systems’ proven and innovative advanced gasification technology in this modular global-scale solution to provide electric energy. We look forward to supporting this feasibility study as a key step in moving this syngas power plant project forward,” said Jozef Barat, CEO and Chairman of the Board, ISTROENERGO GROUP.

SES advanced fluidized bed gasification technology produces syngas fuel that is well suited for GE's fuel-flexible LM2500+G4 aeroderivative gas turbines. The proven technology efficiently converts coals and other solid fuels, including inexpensive low-grade coals, coal wastes and refuse derived fuels, into a synthesis gas. GE's LM2500+G4 gas turbines convert the synthesis gas into electricity, producing more reliable and cost-efficient power for small-scale projects.

Pakistan is one of many locations around the globe where the generation of reliable electricity for both residential and industrial users is a top issue, due to a combination of high electricity costs, electricity shortages, high oil, natural gas and imported LNG costs, and lack of fuel transportation infrastructure. Analysts and government officials estimate that Pakistan loses about two percent of its GDP every year due to the electricity crisis, and energy shortfalls became the top issue in the country’s recent election, yet the nation is rich in low-grade coal resources. SES gasification technology, and its small-scale plant designs which afford power generation near fuel sources, are ideally suited to meet the very real “lights out” need in Pakistan and in other developing regions throughout the world.

About Synthesis Energy Systems, Inc.

Synthesis Energy Systems (SES) is a Houston-based technology company focused on bringing cleaner high-value energy to developing countries from low-grade coal and biomass natural resources through its proprietary fluidized bed gasification technology. The technology, which is licensed from the Gas Technology Institute, enables greater fuel flexibility and efficient small-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, many coal waste products, and biomass feed stocks. For more information, please visit www.synthesisenergy.com.

About Karachi Electric Supply Company

Karachi Electric Supply Company (KESC) generates and supplies electric power to Karachi, a metropolis with a population of over 17 million. KESC is one of the city's largest employers: around 11,600 people currently work for the company. It is also one of the oldest companies in Karachi and was established in the city even before the creation of Pakistan in 1947. KESC is listed on all three of Pakistan's stock exchanges: the Karachi Stock Exchange, the Lahore Stock Exchange and the Islamabad Stock Exchange. For more information, please visit: www.kesc.com.pk/en

About ISTROENERGO GROUP, Inc.

ISTROENERGO GROUP (IEG), based in Levice, Slovakia, entered the energy market in 1992. Since its establishment IEG has been building its position on the energy markets and it is constantly in a process of reinforcing its position of an important element in world-wide energy business. IEG has become a confident supplier of new power producing units designed for conversion of fossil fuels to electric and thermal energy. Creativity and independence have always been IEG`s unique attributes representing a strong foundation based on principles of creating and developing its own know-how. For more information, please visit: www.ieg.sk/en/

About TUTEN Ltd.

TUTEN, based in Istanbul, is a power consultancy services and development company dedicated to business and project development, equipment supply, contracting and maintenance in the private power sector in Turkey, Pakistan, Central Asia, Southeast Europe, Russia and Africa. For more information, please visit: www.tuten.net/power/

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the development stage of the operations of Synthesis Energy Systems, its estimate of the sufficiency of existing capital sources, its ability to successfully develop its licensing business, its ability to raise additional capital to fund cash requirements for future investments and operations including its China platform initiative, its ability to reduce operating costs, the limited history and viability of its technology, commodity prices and the availability and terms of financing opportunities, its results of operations in foreign countries, its ability to diversify, the ability of the ZZ joint venture to effectively operate XE's methanol plant and produce methanol, its ability to obtain the necessary approvals and permits for future projects, the estimated timetables for achieving mechanical completion and commencing commercial operations for the Yima project as well as the ability of the Yima project to produce earnings and pay dividends, the sufficiency of internal controls and procedures, its ability to grow its business and generate revenues and earnings as a result of its proposed China and India platform initiatives, and its ability to develop its power business unit and marketing arrangement with GE and its other business verticals, steel and renewables. Although Synthesis Energy Systems believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Synthesis Energy Systems cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

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